The Ensign Group Reports Second Quarter 2026 Results;
Raises 2026 Annual Earnings and Revenue Guidance;
Conference Call and Webcast scheduled for July 29, 2026 at 10:00 am PT

SAN JUAN CAPISTRANO, California – July 27, 2026 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the second quarter ended June 30, 2026, reporting GAAP diluted earnings per share of $1.68 and adjusted earnings per share(1) of $1.92.

"This quarter's results are another reflection of that enduring connection between the commitment of our local leaders to delivering high-quality care in their communities and our financial performance. We believe exceptional outcomes ultimately create their own form of accountability, because residents, families, referral partners, regulators, and payers all independently validate whether an operation is truly delivering value,” said Barry Port, Chief Executive Officer of The Ensign Group. “We continue to see strong demand across our portfolio, improving occupancy and skilled mix. We also continue to grow in a disciplined way through acquisitions. We believe our results this quarter position us well for the remainder of the year and reinforce our confidence in our long-term strategy."

Clinical Highlights(1):
▪Same Facilities achieved Centers for Medicare & Medicaid Services (CMS) Quality Measure ratings that were 23% better than industry peers in our operating states, demonstrating superior clinical outcomes.
▪Same Facilities achieved CMS Cycle 1 survey inspection results that were 18% better than industry peers in our operating states, validating clinical excellence through regulatory oversight.
▪Over 80% of our skilled nursing operations earned a CMS Quality Measure rating of 4 or 5 stars, demonstrating our continued commitment to delivering high-quality clinical care.
▪Rehospitalization rates for Same Facilities were 15% better than the national average, supporting successful resident recovery and continuity of care.
▪Long-stay outpatient emergency department visit rates for Same Facilities were 24% better than the national average, minimizing unnecessary hospital transfers and reducing higher-cost care.
▪Administrator turnover for Same Facilities was 46% lower than our industry peers in our operating states, supporting leadership continuity and operational stability.
▪None of our 398 affiliated facilities are designated as CMS Special Focus Facilities, reflecting our ability to improve clinical performance at troubled acquisitions and consistently maintain trust from our state and federal regulators.

Quarterly Highlights:
▪GAAP diluted earnings per share for the quarter was $1.68, an increase of 16.7% over the prior year quarter, and adjusted diluted earnings per share(2) for the quarter was $1.92, an increase of 20.8% over the prior year quarter.
▪GAAP net income was $99.7 million for the quarter, an increase of 18.2% over the prior year quarter, and adjusted net income(2) was $114.3 million for the quarter, an increase of 22.5% over the prior year quarter.
▪Same Facility and Transitioning Facility occupancy for the quarter were 84.1% and 84.7%, an increase of 2.7% and 2.3%, respectively, over the prior year quarter.
▪Same Facility and Transitioning Facility skilled mix revenue for the quarter increased by 10.1% and 14.0%, respectively, and skilled days for the quarter increased by 6.2% and 9.4%, respectively, both over the prior year quarter.
▪Same Facility and Transitioning Facility Medicare revenue for the quarter improved by 9.8% and 9.6%, respectively, and Medicare days for the quarter improved by 5.1% and 5.2%, respectively, both over the prior year quarter.

▪Same Facility and Transitioning Facility managed care revenue for the quarter improved by 6.1% and 16.2%, respectively, and managed care days for the quarter improved by 1.9% and 7.6%, respectively, both over the prior year quarter.
▪Same Facility and Transitioning Facility skilled services revenue for the quarter increased by 6.6% and 6.1% over the prior year quarter.
▪Consolidated revenue for the quarter was $1.44 billion, an increase of 17.3% over the prior year quarter.
▪Standard Bearer(3) revenue was $44.1 million for the quarter, an increase of 40.2% over the prior year quarter. FFO was $24.7 million for the quarter, an increase of 34.6% over the prior year quarter.
(1)The data source for clinical results is from CMS Care Compare Five-Star Quality Rating System, June 2026. Cycle 1 survey inspection results are based on the latest CMS-reported regulatory inspection cycle which reflects results as of Q4 2025. State-wide averages represent the average reported performance of facilities within the states in which we operate. National averages represent the average performance of all facilities included in the CMS Care Compare database nationwide.
(2)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(3)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 7 on Form 10-Q.

Clinical and Operating Results
“The strength of our model ultimately depends on the quality and stability of our people. We have long believed that outstanding resident outcomes begin with engaged, supported, and empowered caregivers. We are especially proud of our turnover. In particular, our Director of Nursing turnover continues to improve and our overall RN retention rate is also 8% better than the average across our 17-state footprint using CMS reported data. Similarly, licensed administrator turnover is an impressive 46% lower than the CMS measured state average. We believe this level of leadership stability is one of the key differentiators of our organization by creating continuity for our caregivers and residents, reinforcing accountability at the local level, and allowing the investments we make in our clinical programs, technology, and resources to translate into consistently superior quality outcomes, care efficiency, regulatory performance, and financial results.”

He added, “On the census front, our Same Facility and Transitioning Facility occupancy for the second quarter was 84.1% and 84.7%, respectively. On the skilled mix front, our Same Facilities and Transitioning Facilities skilled revenue increased by 10.1% and 14.0%, respectively, over the prior year quarter. Medicare revenue increased for both our Same Facilities and Transitioning Facilities by 9.8% and 9.6%, respectively. Also, managed care revenue increased by 6.1% and 16.2%, respectively, for Same-Facilities and Transitioning Facilities over the prior year quarter, with total skilled mix days up 6.2% and 9.4%, respectively, from the prior year quarter. The primary driver of these improvements continues to be the expanding trust from the communities we serve—earned through consistent, high-quality clinical outcomes,” Port said.

“Due to the strength of the second quarter, we are increasing our annual 2026 earnings guidance to $7.75 to $7.85 per diluted share, up from our previously increased guidance of $7.48 to $7.62. We are also increasing annual revenue guidance to $5.87 billion to $5.92 billion, up from $5.81 billion to $5.86 billion. The midpoint of our earnings guidance represents an 18.7% increase over 2025 and 41.8% over 2024," Port said.

Speaking to the Company’s acquisition growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “In addition, we continue to acquire new operations with significant long-term upside and expect to maintain a healthy pace of growth as we expand our mission driven approach to transform and dignify post-acute care. During the quarter and since we accelerated our growth by adding 20 new operations, all of which included real estate assets. Since 2024, we have successfully sourced, underwritten, closed, and transitioned 102 new operations across several markets, many of which are already performing at or above expectations, both clinically and financially. We continue to see opportunities that include everything from larger portfolios, landlords looking to replace current tenants, non-profits looking to divest of their post-acute assets and a steady flow of traditional one-sie two-sies. We have several new additions lining up for the second half of 2026 as our local leadership and their deal partners at the Service Center work together to source, underwrite and carefully select the right opportunities.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $262.3 million of cash on hand and $591.6 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 59.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized insurance costs, acquisitions expected to close through the third quarter of 2026 and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, amortization of system implementation costs, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights
Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were thrilled to complete these acquisitions, and to expand our presence in Texas. These assets are made up of newly constructed, high-quality facilities in populated and growing metro-areas. However, occupancies in these operations are almost all lower than our existing operations’ average for these geographies, and all present significant clinical and operational hurdles. These operations will take some time to establish a culture of ownership and accountability, but we are encouraged with the progress we have already seen and look forward to these new additions becoming the facility of choice in the markets they serve,” Keetch said.

Standard Bearer announced the following real estate acquisitions, which are operated by an Ensign-affiliate:
•Willow Park Rehabilitation and Care Center, a 125-bed skilled nursing facility located in Willow Park, Texas;
•Southern Oaks Therapy and Living Center, a 150-bed skilled nursing facility located in Dallas, Texas;
•Country Village Care / Country Village Senior Living, a healthcare campus with 136 skilled nursing beds, 38 assisted living units, and 32 memory care beds located in Angleton, Texas;
•River Hills Health and Rehabilitation Center, a 150-bed skilled nursing facility located in Kerrville, Texas;
•Willow Creek Lodge, a 135-bed skilled nursing facility located in Tomball, Texas;
•Eagle Crest Rapid Recovery, a 125-bed skilled nursing facility located in Houston, Texas;
•Falcon Point Post Acute, a 130-bed skilled nursing facility located in Katy, Texas;
•Parks Health Center / Parks Assisted Living Center, a healthcare campus with 90 skilled nursing beds, 30 assisted living units, and 55 independent living units located in Odessa, Texas;
•La Dora Nursing and Rehabilitation Center, a 62-bed skilled nursing facility located in Bedford, Texas;
•River Bend Healthcare, a 115-bed skilled nursing facility located in Seguin, Texas;
•Mustang Park Therapy and Living Center, 120-bed skilled nursing facility located in Carrollton, Texas;
•Hilltop Village Nursing and Rehabilitation Center, 150-bed skilled nursing facility located in Kerrville, Texas;
•Mallard Creek Therapy and living Center, 120-bed skilled nursing facility located in Fort Worth, Texas;
•Harbor Valley Health and Rehabilitation, 120-bed skilled nursing facility located in San Antonio, Texas;
•TruCare Living Centers - Columbus, 104-bed skilled nursing facility located in Columbus, Texas;
•TruCare Living Centers - Palestine, 120-bed skilled nursing facility located in Palestine, Texas;
•TruCare Living Centers - Selma, 128-bed skilled nursing facility located in Selma, Texas;
•Woodland Health and Rehabilitation Care Center, 62-bed skilled nursing facility located in Mount Pleasant, Iowa;
•Las Ventanas de Socorro, a 126-bed skilled nursing facility located in Socorro, Texas; and
•Los Arcos del Norte Care Center, a 124-bed skilled nursing facility located in El Paso, Texas.
Ensign's growing portfolio consists of 398 healthcare operations, 32 of which also include senior living operations, across 17 states. Ensign now owns 183 real estate assets, 144 of which are operated by an Ensign affiliate. Mr. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring real estate, and the Company is actively looking for performing and underperforming operations in several states.

In addition, the Company also acquired three senior living real estate assets that are operated by a third-party under a triple net lease:
•Emerald Ridge of Neenah, a 45-unit residential care apartment complex located in Neenah, Wisconsin;
•Anna’s House Assisted Living, a 50-unit community based residential facility located in New Franken, Wisconsin; and
•Memory Care of Contra Costa, a 46-unit memory care facility located in Pleasant Hill, California.
The Company continues to provide additional disclosure on Standard Bearer which is comprised of 177 owned properties. Of these assets, 140 are leased to an Ensign-affiliated operator and 38 are leased to third-party operators. Mr. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $44.1 million for the quarter, of which $37.8 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $24.7 million in FFO.

The Company also paid a quarterly cash dividend of $0.065 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future.

Conference Call

A live webcast will be held Wednesday, July 29, 2026, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter of 2026 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 28, 2026.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 398 healthcare facilities in Alabama, Alaska, Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensignservices.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
REVENUE
Service revenue	$1,432,497	$1,221,414	$2,814,800	$2,388,454
Rental revenue	7,984	6,355	14,877	12,356
TOTAL REVENUE	$1,440,481	$1,227,769	$2,829,677	$2,400,810
Expense:
Cost of services	1,134,237	971,780	2,230,063	1,899,629
Rent—cost of services	66,412	57,195	131,918	114,271
General and administrative expense	85,922	69,107	160,132	131,662
Depreciation and amortization	31,406	25,785	60,207	49,973
TOTAL EXPENSES	$1,317,977	$1,123,867	$2,582,320	$2,195,535
Income from operations	122,504	103,902	247,357	205,275
Other income (expense):
Interest expense	(1,933)	(2,025)	(3,865)	(4,062)
Interest income	4,633	5,240	11,169	12,123
Other income	8,470	5,241	7,585	5,602
OTHER INCOME, NET	$11,170	$8,456	$14,889	$13,663
Income before provision for income taxes	133,674	112,358	262,246	218,938
Provision for income taxes	33,840	27,892	62,656	54,119
NET INCOME	$99,834	$84,466	$199,590	$164,819
Less: net income attributable to noncontrolling interests	96	70	184	146
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$99,738	$84,396	$199,406	$164,673

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.72	$1.48	$3.45	$2.88
Diluted	$1.68	$1.44	$3.35	$2.81
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,958	57,157	57,865	57,128
Diluted	59,483	58,602	59,527	58,560

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$262,300	$503,881
Accounts receivable—less allowance for doubtful accounts of $7,895 and $7,805 at June 30, 2026 and December 31, 2025, respectively	668,902	636,985
Investments—current	58,544	68,506
Prepaid expenses and other current assets	81,742	62,932
Total current assets	$1,071,488	$1,272,304
Property and equipment, net	2,096,977	1,696,863
Right-of-use assets	2,143,787	2,097,862
Insurance subsidiary deposits and investments	210,077	166,841
Deferred tax assets	83,068	83,138
Restricted and other assets	39,755	41,600
Intangible assets, net	6,263	6,381
Goodwill	97,981	97,981
TOTAL ASSETS	$5,749,396	$5,462,970
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$119,675	$97,327
Accrued wages and related liabilities	368,817	422,326
Lease liabilities—current	121,117	114,816
Accrued self-insurance liabilities—current	100,007	81,623
Other accrued liabilities	171,001	174,027
Current maturities of long-term debt	4,182	4,227
Total current liabilities	$884,799	$894,346
Long-term lease liabilities—less current portion	1,989,485	1,949,213
Accrued self-insurance liabilities—less current portion	195,813	164,792
Other long-term liabilities	98,428	82,266
Long-term debt—less current maturities	135,562	137,529
Total equity	2,445,309	2,234,824
TOTAL LIABILITIES AND EQUITY	$5,749,396	$5,462,970

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2026	2025

NET CASH PROVIDED BY (USED IN):
Operating activities	$272,108	$227,950
Investing activities	(478,893)	(311,924)
Financing activities	(34,796)	(16,655)
Net decrease in cash and cash equivalents	$(241,581)	$(100,629)
Cash and cash equivalents beginning of period	503,881	464,598
Cash and cash equivalents at end of period	$262,300	$363,969

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Adjusted net income and diluted earnings per share to Adjusted earnings per share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to The Ensign Group, Inc.	$99,738	$84,396	$199,406	$164,673
Adjustments:
Stock-based compensation expense(1)	16,166	11,662	30,061	22,386
Cost of services - loss (gain) on long-lived assets and business interruption recoveries	—	(1,000)	1,284	(1,000)
Cost of services - acquisition related costs(2)	519	654	800	1,135
General and administrative - costs incurred related to system implementations	2,180	437	5,199	771
Depreciation and amortization - patient base(3)	—	409	—	1,020
Provision for income taxes on Non-GAAP adjustments(4)	(4,295)	(3,238)	(12,242)	(6,693)
Adjusted Net Income	$114,308	$93,320	$224,508	$182,292

Average number of diluted shares outstanding	59,483	58,602	59,527	58,560

Diluted Earnings Per Share	$1.68	$1.44	$3.35	$2.81

Adjusted Earnings Per Share	$1.92	$1.59	$3.77	$3.11

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of services	$10,723	$7,874	$19,893	$15,033
General and administrative	5,443	3,788	10,168	7,353
Total Non-GAAP adjustment	$16,166	$11,662	$30,061	$22,386

(2) Represents costs incurred to acquire operations that are not capitalizable.
(3) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(4) Represents an adjustment to the provision for income tax to our historical effective tax rate of 25.0%

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Consolidated Statements of Income Data:
Net income	$99,834	$84,466	$199,590	$164,819
Less: Net income attributable to noncontrolling interests	96	70	184	146
Interest income	4,633	5,240	11,169	12,123
Add: Provision for income taxes	33,840	27,892	62,656	54,119
Depreciation and amortization	31,406	25,785	60,207	49,973
Interest expense	1,933	2,025	3,865	4,062
EBITDA	$162,284	$134,858	$314,965	$260,704
Adjustments to EBITDA:
Stock-based compensation expense	16,166	11,662	30,061	22,386
Costs incurred related to system implementations	2,180	437	5,199	771
Loss (gain) on long-lived assets and business interruption recoveries	—	(1,000)	1,284	(1,000)
Acquisition related costs(1)	519	654	800	1,135
ADJUSTED EBITDA	$181,149	$146,611	$352,309	$283,996
Rent—cost of services	66,412	57,195	131,918	114,271
ADJUSTED EBITDAR	$247,561		$484,227

(1) Represents costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$133,674	$112,358	$262,246	$218,938
Stock-based compensation expense	16,166	11,662	30,061	22,386
Costs incurred related to system implementations	2,180	437	5,199	771
Loss (gain) on long-lived assets and business interruption recoveries	—	(1,000)	1,284	(1,000)
Acquisition related costs(1)	519	654	800	1,135
Depreciation and amortization - patient base(2)	—	409	—	1,020
ADJUSTED EBT	$152,539	$124,520	$299,590	$243,250
(1) Represents costs incurred to acquire operations that are not capitalizable.
(2) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended June 30,
	2026	2025	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,379,912	$1,173,576	$206,336	17.6%
Number of facilities at period end	348	304	44	14.5%
Number of campuses at period end(1)	32	30	2	6.7%
Actual patient days	3,017,641	2,615,490	402,151	15.4%
Occupancy percentage — Operational beds	82.9%	81.3%	1.6%	2.0%
Skilled mix by nursing days	31.0%	30.8%	0.2%	0.6%
Skilled mix by nursing revenue	50.0%	49.2%	0.8%	1.6%

	Three Months Ended June 30,
	2026	2025	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$988,337	$926,850	$61,487	6.6%
Number of facilities at period end	234	234	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	2,164,347	2,091,332	73,015	3.5%
Occupancy percentage — Operational beds	84.1%	81.9%	2.2%	2.7%
Skilled mix by nursing days	32.2%	31.3%	0.9%	2.9%
Skilled mix by nursing revenue	51.0%	50.1%	0.9%	1.8%

	Three Months Ended June 30,
	2026	2025	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$197,371	$185,981	$11,390	6.1%
Number of facilities at period end	50	50	—	—%
Number of campuses at period end(1)	4	4	—	—%
Actual patient days	405,468	393,063	12,405	3.2%
Occupancy percentage — Operational beds	84.7%	82.8%	1.9%	2.3%
Skilled mix by nursing days	29.7%	28.0%	1.7%	6.1%
Skilled mix by nursing revenue	49.7%	47.0%	2.7%	5.7%

	Three Months Ended June 30,
	2026	2025	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$194,204	$60,745	$133,459	NM
Number of facilities at period end	64	20	44	NM
Number of campuses at period end(1)	3	1	2	NM
Actual patient days	447,826	131,095	316,731	NM
Occupancy percentage — Operational beds	76.6%	69.9%	NM	NM
Skilled mix by nursing days	26.9%	30.4%	NM	NM
Skilled mix by nursing revenue	45.1%	43.0%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities acquired prior to January 1, 2023.
(3)Transitioning Facility results represent all facilities acquired from January 1, 2023 to December 31, 2024.
(4)Recently Acquired Facility results represent all facilities acquired on or subsequent to January 1, 2025.

	Six Months Ended June 30,
	2026	2025	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$2,710,747	$2,297,130	$413,617	18.0%
Number of facilities at period end	348	304	44	14.5%
Number of campuses at period end(1)	32	30	2	6.7%
Actual patient days	5,913,675	5,153,626	760,049	14.7%
Occupancy percentage — Operational beds	83.4%	81.6%	1.8%	2.2%
Skilled mix by nursing days	31.5%	31.1%	0.4%	1.3%
Skilled mix by nursing revenue	50.3%	49.7%	0.6%	1.2%

	Six Months Ended June 30,
	2026	2025	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$1,967,545	$1,843,338	$124,207	6.7%
Number of facilities at period end	234	234	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	4,309,728	4,170,184	139,544	3.3%
Occupancy percentage — Operational beds	84.2%	82.1%	2.1%	2.6%
Skilled mix by nursing days	32.4%	31.8%	0.6%	1.9%
Skilled mix by nursing revenue	51.1%	50.6%	0.5%	1.0%

	Six Months Ended June 30,
	2026	2025	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$392,857	$364,903	$27,954	7.7%
Number of facilities at period end	50	50	—	—%
Number of campuses at period end(1)	4	4	—	—%
Actual patient days	807,732	778,169	29,563	3.8%
Occupancy percentage — Operational beds	84.9%	82.4%	2.5%	3.0%
Skilled mix by nursing days	29.9%	28.4%	1.5%	5.3%
Skilled mix by nursing revenue	49.7%	47.6%	2.1%	4.4%

	Six Months Ended June 30,
	2026	2025	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$350,345	$88,889	$261,456	NM
Number of facilities at period end	64	20	44	NM
Number of campuses at period end(1)	3	1	2	NM
Actual patient days	796,215	205,273	590,942	NM
Occupancy percentage — Operational beds	78.3%	70.0%	NM	NM
Skilled mix by nursing days	28.5%	27.7%	NM	NM
Skilled mix by nursing revenue	46.8%	39.9%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities acquired prior to January 1, 2023.
(3)Transitioning Facility results represent all facilities acquired from January 1, 2023 to December 31, 2024.
(4)Recently Acquired Facility results represent all facilities acquired on or subsequent to January 1, 2025.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates, excluding services that are not covered by the daily rate(1):

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$814.66	$779.77	$890.48	$854.83	$784.73	$701.40	$822.24	$789.43
Managed care	599.06	575.29	658.87	609.88	630.25	555.77	609.07	578.40
Other skilled	649.37	647.61	678.38	685.81	683.77	711.96	655.51	655.04
Total skilled revenue	685.04	661.18	776.70	745.39	713.52	652.03	700.39	672.15
Medicaid	310.64	302.36	326.89	321.75	316.83	374.44	313.78	308.87
Private and other payors	317.27	288.43	362.96	357.18	330.50	392.10	326.20	305.96
Total skilled nursing revenue	$431.71	$413.41	$464.31	$444.50	$425.26	$460.83	$435.10	$420.43

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$812.17	$777.70	$885.86	$848.13	$796.67	$667.40	$822.04	$786.58
Managed care	594.97	570.02	652.52	605.80	627.83	522.15	604.67	572.51
Other skilled	646.93	645.85	680.76	668.45	659.88	714.24	651.51	650.67
Total skilled revenue	682.14	657.16	773.10	739.60	714.40	621.17	697.78	667.17
Medicaid	311.49	299.67	328.56	316.93	318.27	356.51	314.77	304.65
Private and other payors	314.74	289.10	365.97	354.74	348.25	364.34	327.66	303.52
Total skilled nursing revenue	$431.75	$412.14	$465.42	$441.17	$434.75	$430.70	$436.73	$417.23
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.

The following tables set forth our percentage of skilled nursing patient revenue and days for the periods presented:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.2%	20.9%	28.3%	27.8%	24.1%	19.1%	22.6%	21.9%
Managed care	19.6	19.9	15.1	14.0	14.4	13.0	18.2	18.6
Other skilled	10.2	9.3	6.3	5.2	6.6	10.9	9.2	8.7
Skilled mix	51.0%	50.1%	49.7%	47.0%	45.1%	43.0%	50.0%	49.2%
Private and other payors	7.1	6.9	8.4	9.2	10.6	10.0	7.7	7.5
Medicaid	41.9	43.0	41.9	43.8	44.3	47.0	42.3	43.3
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.2%	11.1%	14.7%	14.5%	13.1%	12.6%	12.0%	11.6%
Managed care	14.1	14.3	10.6	10.2	9.7	10.8	13.0	13.5
Other skilled	6.9	5.9	4.4	3.3	4.1	7.0	6.0	5.7
Skilled mix	32.2%	31.3%	29.7%	28.0%	26.9%	30.4%	31.0%	30.8%
Private and other payors	9.6	9.9	10.7	11.5	13.7	11.8	10.4	10.2
Medicaid	58.2	58.8	59.6	60.5	59.4	57.8	58.6	59.0
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.4%	21.1%	28.4%	28.4%	25.2%	18.2%	23.0%	22.2%
Managed care	19.7	20.4	14.9	14.0	14.9	12.8	18.4	19.1
Other skilled	10.0	9.1	6.4	5.2	6.7	8.9	8.9	8.4
Skilled mix	51.1%	50.6%	49.7%	47.6%	46.8%	39.9%	50.3%	49.7%
Private and other payors	7.0	6.9	8.3	9.0	9.9	10.3	7.6	7.4
Medicaid	41.9	42.5	42.0	43.4	43.3	49.8	42.1	42.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.4%	11.2%	14.9%	14.8%	13.8%	11.8%	12.2%	11.8%
Managed care	14.3	14.7	10.6	10.2	10.4	10.5	13.3	13.9
Other skilled	6.7	5.9	4.4	3.4	4.3	5.4	6.0	5.4
Skilled mix	32.4%	31.8%	29.9%	28.4%	28.5%	27.7%	31.5%	31.1%
Private and other payors	9.5	9.8	10.6	11.2	12.4	12.2	10.0	10.1
Medicaid	58.1	58.4	59.5	60.4	59.1	60.1	58.5	58.8
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended June 30,
	2026		2025
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$566,819	39.6%	$485,848	39.8%
Medicare	339,650	23.7	291,117	23.8
Medicaid-skilled	80,664	5.6	75,207	6.2
Total Medicaid and Medicare	$987,133	68.9%	$852,172	69.8%
Managed care	265,348	18.5	229,495	18.8
Private and other(2)	180,016	12.6	139,747	11.4
SERVICE REVENUE	$1,432,497	100.0%	$1,221,414	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

	Six Months Ended June 30,
	2026		2025
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,110,269	39.4%	$939,688	39.3%
Medicare	675,479	24.0	578,868	24.2
Medicaid-skilled	155,902	5.6	144,758	6.1
Total Medicaid and Medicare	$1,941,650	69.0%	$1,663,314	69.6%
Managed care	526,199	18.7	456,712	19.1
Private and other(2)	346,951	12.3	268,428	11.3
SERVICE REVENUE	$2,814,800	100.0%	$2,388,454	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Statements of Income Data:
Segment income(1)	$179,621	$150,004	$353,638	$293,935
Depreciation and amortization	15,445	13,750	30,755	26,963
EBITDA	$195,066	$163,754	$384,393	$320,898
Adjustments to EBITDA:
Stock-based compensation expense	10,285	7,567	19,036	14,447
Gain on business interruption recoveries	—	(1,000)	—	(1,000)
ADJUSTED EBITDA	$205,351	$170,321	$403,429	$334,345

(1) Segment income reflects profit from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.

Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Rental revenue generated from third-party tenants	$6,348	$4,712	$11,618	$9,209
Rental revenue generated from Ensign's independent subsidiaries	37,785	26,756	68,617	50,660
TOTAL RENTAL REVENUE	$44,133	$31,468	$80,235	$59,869
Segment income(1)	12,070	9,126	22,879	17,709
Depreciation and amortization	12,676	9,265	23,459	17,741
FFO(2)	$24,746	$18,391	$46,338	$35,450
(1) Segment income reflects profit from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three and six months ended June 30, 2026 is management fee of $2.6 million and $4.8 million, respectively, and interest of $14.1 million and $23.9 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three and six months ended June 30, 2025 is management fee of $1.9 million and $3.6 million, respectively, and interest of $9.0 million and $16.1 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) loss (gain) on long-lived assets and business interruption recoveries, and (g) amortization of patient base intangible assets. Adjusted net income consists of net income excluding (a) stock‑based compensation expense, (b) acquisition related costs, (c) costs incurred related to system implementations, (d) loss (gain) on long-lived assets and business interruption recoveries, (e) amortization of patient base intangible assets and (f) the income tax effect of these adjustments. Adjusted earnings per share consists of adjusted net income divided by the weighted‑average diluted shares outstanding for the applicable period. EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, and (h) loss (gain) on long-lived assets and business interruption recoveries. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, and (i) loss (gain) on long-lived assets and business interruption recoveries. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted EBT, adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted EBT, adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.